Exhibit (21)
                                                     ------------

                                                  State or Other
                                                  Jurisdiction
                                                  Under the Laws of
Subsidiaries of Owens Corning (12/31/99)          Which Organized
----------------------------------------          -----------------

Commercial Owens Corning Chile Limitada           Chile
Crown Manufacturing Inc.                          Canad
Decillion, LLC.                                   Delaware
Deutsche Owens-Corning Glasswool GmbH             German
Engineered Pipe Systems, Inc.                     Delaware
Engineered Yarns America, Inc.                    Massachusetts
Eric Company                                      Delaware
European Owens-Corning Fiberglas, S.A.            Belgium
Exterior Systems, Inc.                            Delaware
Falcon Foam Corporation                           Delaware
Fibreboard Corporation                            Delaware
Flowtite (Africa) (Private) Limited               Zimbabwe
Flowtite AS                                       Norway
Flowtite Eksport AS                               Norway
Flowtite Eksport Argentina AS                     Norway
Flowtite Offshore Services Ltd.                   Cyprus
Flowtite Pipe & Tanks AS                          Norway
Flowtite Technology AS                            Norway
Goodman Ventures, Inc.                            Delaware
IPM Inc.                                          Delaware
Integrex                                          Delaware
Jefferson Holdings, Inc.                          Delaware
LMP Impianti Srl                                  Italy
NV Owens Corning Building Materials SA            Belgium
N.V. Owens-Corning S.A.                           Belgium
OC Celfortec Inc.                                 Canada
O.C. Funding B.V.                                 The Netherlands
OCW Acquisition Corporation
 (dba, Delsan Industries Corp.)                   Delaware
Owens Corning (Anshan) Fiberglass Co., Ltd.       China
Owens Corning Australia Pty Limited               Australia
Owens Corning Building Materials Espana S.A.      Spain
Owens-Corning Building Products (U.K.) Ltd.       United Kingdom
Owens Corning Canada Inc.                         Canada
Owens-Corning Capital Holdings I, Inc.            Delaware
Owens-Corning Capital Holdings II, Inc.           Delaware
Owens-Corning Capital L.L.C.                      Delaware
Owens Corning Cayman (China) Holdings             Cayman Islands
Owens-Corning Cayman Limited                      Cayman Islands
Owens Corning (China) Investment Company Ltd.     China
Owens Corning Composites SPRL                     Belgium
Owens Corning Espana SA                           Spain
Owens-Corning Fiberglas A.S. Limitada             Brazil


                                                  State or Other
                                                  Jurisdiction
                                                  Under the Laws of
Subsidiaries of Owens Corning (12/31/99)          Which Organized
----------------------------------------          -----------------

Owens-Corning Fiberglas Deutschland GmbH          Germany
Owens-Corning Fiberglas Espana, S.A.              Spain
Owens-Corning Fiberglas France S.A.               France
Owens-Corning Fiberglas (G.B.) Ltd.               United Kingdom
Owens-Corning Fiberglas Norway A/S                Norway
Owens-Corning Fiberglas S.A.                      Uruguay
Owens-Corning Fiberglas Sweden Inc.               Delaware
Owens-Corning Fiberglas Technology Inc.           Illinois
Owens-Corning Fiberglas (U.K.) Ltd.               United Kingdom
Owens-Corning Fiberglas (U.K.) Pension
  Plan Ltd.                                       United Kingdom
Owens-Corning Finance (U.K.) PLC                  United Kingdom
Owens-Corning FSC, Inc.                           Barbados
Owens-Corning Funding Corporation                 Delaware
Owens Corning (Guangzhou) Fiberglas Co., Ltd.     China
Owens-Corning Holdings Limited                    Cayman Islands
Owens Corning HT, Inc.                            Delaware
Owens-Corning Isolation France S.A.               France
Owens Corning (Japan) Ltd.                        Japan
Owens Corning Korea                               Korea
Owens Corning Mexico, S.A. de C.V.                Mexico
Owens Corning NRO Inc.                            Canada
Owens Corning NRO II Inc                          Canada
Owens-Corning Overseas Holdings, Inc.             Delaware
Owens Corning Polyfoam UK Ltd.                    United Kingdom
Owens-Corning Real Estate Corporation             Ohio
Owens Corning (Shanghai) Fiberglas Co., Ltd.      China
Owens Corning (Singapore) Pte Ltd.                Singapore
Owens Corning South Africa (Pty) Ltd              South Africa
Owens Corning SpA                                 Italy
Owens-Corning (Sweden) AB                         Sweden
Owens-Corning (UK) Holdings Limited               United Kingdom
Owens-Corning Veil Netherlands B.V.               The Netherlands
Owens-Corning Veil U.K. Ltd.                      United Kingdom
Owens Corning VF Holdings, Inc.                   Canada
Procanpol SP.Z.O.O.                               Poland
Quest Industries, LLC                             Delaware
Scanglas Ltd.                                     United Kingdom
Soltech, Inc.                                     Kentucky
Trumbull Asphalt Co. of Delaware                  Delaware
Vytec Corporation                                 Ontario
Willcorp, Inc.                                    Delaware
Wrexham A.R. Glass Ltd.                           United Kingdom


